EXHIBIT 21


                                  SUBSIDIARIES


1. SUBSIDIARIES AS OF DECEMBER 31, 1998, WHICH ARE CONSOLIDATED IN THE FINANCIAL STATEMENTS OF THE REGISTRANT; EACH SUBSIDIARY IS 100% OWNED AND DOING BUSINESS UNDER ITS OWN NAME.

                                                          NATION OR STATE
     SUBSIDIARY                                           OF INCORPORATION

       Continental American Corporation                     Delaware
       Crown Central Holding Corporation                    Maryland
       Crown Central International (U.K.), Limited          United Kingdom
       Crown Central Pipe Line Company                      Texas
       Crown Gold, Inc.                                     Maryland
       The Crown Oil and Gas Company                        Maryland
       Crown-Rancho Pipe Line Corporation                   Texas
       Crown Stations, Inc.                                 Maryland
       Crowncen International N.V.                          Netherlands Antilles
       Fast Fare, Inc.                                      Delaware
       F Z Corporation                                      Maryland
       Health Plan Administrators, Inc.                     Maryland
       La Gloria Oil and Gas Company                        Delaware
       Locot, Inc.                                          Maryland
       McMurrey Pipe Line Company                           Texas
       Mollies Properties, Inc.                             Maryland
       Tiara Insurance Company                              Vermont
       T. B. & Company, Inc.                                Maryland



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